Exhibit 99-1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER OF

ENERGY EAST CORPORATION

PURSUANT TO SEC ORDER 4-460
REGARDING FACTS AND CIRCUMSTANCES RELATING TO
ENERGY EAST CORPORATION'S EXCHANGE ACT FILINGS

          I, Wesley W. von Schack, Chairman, President and Chief Executive Officer of Energy East Corporation, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Energy East Corporation, and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Audit Committee of Energy East Corporation.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Energy East Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 25, 2002.
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Energy East Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.

/s/ Wesley W. von Schack
     Wesley W. von Schack

Dated: August 7, 2002

Subscribed and sworn to before me
this 7th day of August, 2002.

/s/ Lorraine Vecchione
Notary Public, State of New York
No. 01VE4812593
Qualified in Richmond County
Commission Expires September 30, 2002